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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Post-Effective
Amendent No. 30 to the Registration Statement on Form N-1A of our report dated December 20, 1999, relating to the financial statements and financial highlights which appears in the October 31, 1999 Annual Report to Shareholders of North American Funds, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP

Boston, Massachusetts
February 29, 2000